UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2022
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 2, 2022 (the “Original Report”) by PayPal Holdings, Inc. (the “Company”), to provide updates about Mark Britto, Executive Vice President and former Chief Product Officer of the Company, and describe the separation agreement entered into between the Company and Mr. Britto (the “Separation Agreement”).

This Form 8-K/A does not otherwise modify or update other disclosures in, or exhibits to, the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Report, the Company announced in August 2022 that Mr. Britto intended to step down as Chief Product Officer at the end of 2022. Mr. Britto’s intended departure was in connection with an internal management restructuring. On September 8, 2022, the Company announced that it had appointed John Kim to serve as Chief Product Officer, effective September 26, 2022. Upon Mr. Kim’s appointment, Mr. Britto ceased to be an executive officer of the Company. Mr. Britto is now expected to remain employed by the Company until February 28, 2023, at which time his position will be eliminated.

On February 10, 2023, the Company and Mr. Britto entered into the Separation Agreement, which, in exchange for a release of claims and other valuable consideration, provides for the payment of severance benefits following Mr. Britto’s intended separation date of February 28, 2023 that are consistent with the Severance Benefits for a Qualifying Termination under the PayPal Holdings, Inc. Executive Change in Control and Severance Plan, as amended and restated (the “Plan”), previously filed with the SEC on November 9, 2021 as Exhibit 10.02 to the Company’s Quarterly Report on Form 10-Q. Such benefits will principally include: a cash payment of $2,531,250, representing 1.5 times of Mr. Britto’s base salary and target incentive amount; a prorated annual bonus for the number of full months Mr. Britto is employed with the Company during the 2023 performance period, based on actual company performance for the full performance period and individual performance at target; accelerated vesting of time-based restricted stock units (“RSUs”) granted prior to July 1, 2021 that would otherwise have vested in the year following Mr. Britto’s separation date; Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation of coverage premiums for 12 months; and subject to Mr. Britto’s execution of required attestations and complying with the restrictive covenants set forth in the Plan, vesting of any other RSUs and any performance-based RSUs, in accordance with the terms of the applicable awards and medical premium payments at COBRA rates for the time period under which Mr. Britto complies with the restrictive covenant obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date:	February 16, 2023	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary